Exhibit 99.1

Quantum Materials Announces New Outside Directors and Adds Scientific Advisory Board

SAN MARCOS, Texas, July 22, 2014 /PRNewswire/ -- Quantum Materials Corporation (OTCQB:QTMM) (QMC) announced today the addition of Mr. Ray Martin and Mr. John Heaton to the Board of Directors. QMC also announced formation of a Scientific Advisory Board chaired by Dr. Ghassan Jabbour, QMC Chief Science Officer and Board of Directors Member, along with Scientific Advisory Board members Dr. Michael Wong of Rice University and Mr. Tomio Gotoh, a pioneer of the Personal Computer in Japan.

"Quantum Materials welcomes two new outside Board members, Mr. Ray Martin and Mr. John Heaton who bring QMC the requisite expertise and experience in their fields to help us build new markets. They are renowned for their leadership in semiconductors, batteries and solid state lighting and share with us a dedication to sustainability and energy efficiency," said Stephen Squires, QMC Founder and President.

Mr. Ray Martin is currently CEO of Advanced Lighting Technologies, Fremont, Ca., maker of high efficiency LED drivers and Co-Chairman of Sustainable Silicon Valley, a non-profit with a vision for a sustainable future.  Mr. Martin brings extensive knowledge of the solid-state lighting and semiconductor industries with exceptional insight into markets, trends and industries.

Mr. John Heaton spent 29 years in the semiconductor equipment industry, with 10 years as CEO of NASDAQ traded Nanometrics. He is currently Executive Vice President at Advenira, a nanocomposites coatings and deposition technology company. Mr. Heaton has broad management, product development, public company and board experience within the semiconductor and nanotechnology fields.

Mr. Squires added, "The purpose of the QMC Scientific Advisory Board is to add leading scientists in their fields to assist the company in defining new research areas and strategies and evaluating ongoing scientific activities.  They will aid in establishing collaboration opportunities focusing on advancing scientific research. As QMC expands our initial automated quantum dot production phase we are honored to begin our Scientific Advisory Board with three distinguished and true pioneer inventors in materials, process and products."

Dr. Ghassan Jabbour, a Fellow SPIE and Fellow EOS, chairs the Quantum Materials Science Advisory Board and serves on the Board of Directors and is also Chief Science Officer. Dr. Jabbour is the Director of Renewable Energy Center at University of Nevada, Reno and in addition to leading his own research groups has directed research centers that address a wide spectrum of renewable energy and energy efficiency including solar, bio-fuels, geothermal, energy storage, solid-state lighting and displays, and low cost manufacturing of energy devices. He is the inventor of numerous patents, including a fundamental patent on printing nanoparticles that is exclusively licensed by QMC as a basis for its quantum dot printing technologies.

Quantum Materials is honored to welcome Mr. Tomio Gotoh as a member of the QMC Scientific Advisory Board. Now a consultant for diverse advanced technologies in Japan, Mr. Gotoh is a principal inventor of the NEC TK-80, the first Japanese microcomputer in 1976. He led numerous product launches that made Nippon Electric Company (NEC) the Japanese personal computer industry leader. As NEC's visionary pioneer, Mr. Gotoh contributed significantly during the dawn of the Personal Computer era with his industry colleagues Bill Gates, Gary Kildall, Kay Nishi and other legendary inventors.

Strategic Advisory Board Member Dr. Michael S. Wong, Professor of Chemical and Biomolecular Engineering and Chemistry at Rice University, Houston, TX., heads the Catalysis and Nanomaterials Laboratory and is the inventor of the patented synthesis for tetrapod quantum dots licensed exclusively worldwide by QMC and subsidiary Solterra Renewable Technologies. His research interests lie in the areas of nanostructured materials, heterogeneous catalysis, bioengineering applications, and developing new approaches to assembling nanoparticles into functional macrostructures.

About Quantum Materials Corp.

QMC develops and manufactures Tetrapod Quantum Dots for use in medical, display, solar energy and lighting applications through its patent pending volume production process. Quantum dot semiconductors enable a new level of engineered performance in a wide array of established consumer and industrial products. QMC's volume manufacturing methods enable consistent QD quality and scalable cost reductions to drive innovative discovery to commercial success. (http://www.qmcdots.com)

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed with the Securities and Exchange Commission ("SEC"). All documents are available through the SEC's EDGAR System at (http://www.sec.gov/) or Here. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

Contact:

Art Lamstein
Director of Marketing
Quantum Materials Corp.
415.609.4969
artlamstein@QMCdots.com

Media:

Rich Schineller
941.780.8100
rich@prmgt.com

2